





SMITH-MIDLAND®

EXCELLENCE IN PRECAST CONCRETE

INVESTOR PRESENTATION

NASDAQ: SMID

NOVEMBER 2023

Smith-Midland at a Glance

SMID
(Nasdaq)

Founded
1960
Headquartered in
Midland, Virginia

$24.50
Share Price*

** As of 11/13/23*

$130M
Market Cap

$57.7M
Revenue (TTM)

$60.2M
Backlog



LEADER
In Highway &
Infrastructure Products



INNOVATIVE
Commercial
Construction Building
Products


Smith-Midland
Smith-Carolina
Smith-Columbia

THREE
Production Facilities
Servicing NY to FL

Proprietary Products


JJ-Hooks®
Highway Barriers


SlenderWall®
Cladding System


Easi-Set®
Concrete Buildings


SoftSound®
Absorptive Noise Wall

Customized Products


Decorative
Security
Military Training

Strategically Located Manufacturing Plants

VIRGINIA
(Midland)



45 acres, 59K sf
reaches NY to NC/WV

NORTH CAROLINA
(Reidsville)



46 acres, 15K sf
reaches NC to TN/KY

*New in 2020, double capacity from prior plant

SOUTH CAROLINA
(Columbia)



39 acres, 29K sf
reaches NC to FL/AL

Concrete Safety Barrier Rental Division

Construction, Highway, & Event Security

520K linear feet fleet

Expansion to **575K** linear feet by end of 2023

Estimated cost **$5 million**





Shift to **barrier rentals** vs sales

Higher margins of **25-35%**

Recurring revenues

Stability of earnings and income

Improved cash-flow cycle

Expanded Geographic Reach through Licensing



Canada
United States
Mexico
Belgium
Trinidad & Tobago
New Zealand
Australia
Multiple Products
J-J Hooks Barrier
Easi-Set Buildings
SlenderWall
SoftSound
Beach Prisms

70+
Licenses

Award-Winning Products

6%
Royalty

Infrastructure Spend Tailwinds Benefit Smith-Midland



- New **MASH TL3** standard
- All U.S. highway barrier **mandated replacement** over the next 5-7 years
- J-J Hooks® **approved in California** for the first time in Company history – 2nd most highway miles in U.S.
- **Accelerated spend** through Public / Private Partnerships

Trends Favoring Off-Site Precast Modular Construction

- **Macro trend to off-site** modular construction
- **Shortened** lead times
- **Reduced** subcontractors
- **Minimization** of carrying costs
- **Increased** quality
- **Speed** of installation
- **Aging** construction workforce
- **Developer** saves **Time & Money**



Annual Revenue, Backlog


REVENUE
(in millions)
Millions
$58.0
$53.0
$48.0
$43.0
$38.0
$46.7
$43.9
$50.6
$50.1
$57.7
2019
2020
2021
2022
TTM 3Q23


BACKLOG
(in millions)
Millions
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$30.9
$19.6
$29.0
$52.4
$60.2
2019
2020
2021
2022
2023 YTD

Investment Highlights

Leading precast concrete manufacturer

Patented products include J-J Hooks® and EASI-SET®

Most widely used highway safety barrier connection in the U.S.

Approved in 42 states, mandated replacement by 2030

Strategic shift to barrier rental model

Higher margin, favorable cash flow model

Growing licensee base expanding geographic reach

70+ licensees across seven countries

Macro-economic tailwind from increased infrastructure spending

Transportation and commercial construction

Strong backlog of $60 million

Doubled since end of 2021



SMITH-MIDLAND®

EXCELLENCE IN PRECAST CONCRETE

APPENDIX

540-439-3266

investors@smithmidland.com

www.SmithMidland.com

Earnings per Share & EBITDA


Earnings per Share
1.6
1.4
1.2
1
0.8
0.6
0.4
0.2
0
$0.38
$0.51
$1.45
$0.15
$0.11
2019
2020
2021
2022
TTM 3Q23


EBITDA
(in millions)
14
12
10
8
6
4
2
0
$4.4
$6.4
$11.9
$4.1
$3.4
2019
2020
2021
2022
TTM 3Q23

Balance Sheet

ASSETS		September 30, 2023 (Unaudited)		December 31, 2022
Current assets				
Cash	$	5,849	$	6,726
Other current assets		24,044		22,214
Total current assets		**29,893**		**28,940**
Property and equipment, net		27,412		25,124
Other assets		349		249
Total assets	**$**	**57,654**	**$**	**54,313**

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities				
Current maturities of notes payable		627		618
Other current liabilities		12,298		10,606
Total current liabilities		**12,925**		**11,224**
Notes payable - less current maturities		5,260		5,730
Other liabilities		5,651		4,304
Total liabilities		**23,836**		**21,258**
Total stockholders' equity		**33,818**		**33,055**
Total liabilities and stockholders' equity	**$**	**57,654**	**$**	**54,313**

Income Statement

	2022	2021	2020	2019
Product sales	$27,821	$28,500	$26,776	$32,228
Barrier rentals	6,545	9,925	6,879	2,488
Royalty income	2,498	2,216	1,688	1,672
Shipping and installation revenue	13,267	10,001	8,519	10,303
Total revenue	**50,131**	**50,642**	**43,862**	**46,691**
Cost of goods sold	40,662	36,222	32,820	36,722
Gross profit	9,469	14,420	111,042	9,969
General and administrative expenses	5,551	5,416	4,989	4,887
Selling expenses	3,064	2,836	2,294	2,536
Total operating expenses	8,615	8,252	7,283	7,423
Operating income	**854**	**6,168**	**3,759**	**2,546**
Total other income (expense), net	91	2,926	33	(48)
Income before income tax expense	**945**	**9,094**	**3,792**	**2,498**
Income tax expense	145	1,524	1,127	549
Net income	**800**	**7,570**	**2,665**	**1,949**
Basic and diluted earnings per share	**$0.15**	**$1.45**	**$0.51**	**$0.38**

Year ended December 31; $ in thousands, except earnings per share